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                                                                  Exhibit (4)(B)

                             INCORPORATED UNDER THE LAWS OF
                                  Minnesota Chapter 302A

   NUMBER                                                           SHARES
 -SPECIMEN-                                                       -SPECIMEN-

                           MIMLIC SMALL COMPANY FUND, INC.

                          10,000,000,000 Authorized Shares
           of which 2,000,000,000 are Designated as Class B Shares

This Certifies that -SPECIMEN- is the registered holder of -SPECIMEN- Class B Shares of MIMLIC SMALL COMPANY FUND, INC., of the par value of $.01 each, transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of ________A.D. 19___.


Secretary                                                        President